Exhibit 10.11

EXECUTION COPY

YCC Holdings LLC

CLASS A UNIT PURCHASE AGREEMENT

THIS CLASS A UNIT PURCHASE AGREEMENT (this “Agreement”) is made as of February 6, 2007, by and between YCC Holdings LLC, a Delaware limited liability company (the “Company”), and «Name» (“Purchaser”). Capitalized terms used but not otherwise defined herein or in the LLC Agreement (as defined below) shall have the meanings set forth in Section 10 hereof.

NOW THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the parties hereto agree as follows:

1. Sale of Interest. The Company has authorized the sale and issuance to Purchaser, and hereby sells and issues to Purchaser, the number of Class A Common Units of the Company indicated on Schedule A hereto at a price per Class A Common Unit of $101.22 for an aggregate purchase price of set forth on Schedule A (the “Purchase Price”), pursuant to the provisions of the Company’s 2007 Incentive Equity Plan. The Class A Common Units purchased hereunder shall constitute “Purchased Units.”

2. Purchase. Purchaser, intending to be legally bound, hereby irrevocably subscribes for, purchases and accepts the Purchased Units on the terms and conditions set forth herein, in the Company’s Limited Liability Company Agreement, dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “LLC Agreement”) and in that certain Unitholders Agreement, dated as of the date hereof, by and among the Company and the other unitholders of the Company listed therein (as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Unitholders Agreement”). Purchaser agrees, as a condition to the effectiveness of this Agreement and the issuances hereunder, to deliver counterpart signature pages to, and to be bound by the terms of, the LLC Agreement and the Unitholders Agreement. By execution of this Agreement, Purchaser acknowledges that the Company is relying upon the accuracy and completeness of the representations contained herein in complying with its obligations under applicable securities laws.

3. Method of Payment. Payment of the Purchase Price shall be made on the date hereof in an aggregate principal amount of $«Class_A_Price»«Skip Record If...» by means of either (a) a check or wire transfer of immediately available funds in an amount equal to the Purchase Price or (b) to the extent Purchaser is receiving sufficient proceeds, by offsetting amounts that Purchaser is entitled to in connection with the consummation of the Merger in respect of Purchaser’s stock options, shares of restricted stock and/or performance shares issued by Yankee Candle (after deduction for applicable withholding and other taxes) by an amount equal to the Purchase Price. The sale and issuance of the Purchased Units and the effectiveness of this Agreement is conditioned on the receipt of such funds by the Company.

4. Restrictions on Transfers. The Purchased Units (and any securities issued with respect to the Purchased Units by way of a split, dividend, recapitalization, merger, consolidation, liquidation or other reorganization) shall be subject to the restrictions on transfer set forth in the LLC Agreement and the Unitholders Agreement. In addition, Purchaser may not sell, transfer or dispose of any Purchased Units (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company that registration under the Securities Act or any applicable state securities law is not required in connection with such transfer.

5. Representations and Warranties of the Company. As a material inducement to Purchaser to enter into this Agreement and purchase the Purchased Units, the Company hereby represents and warrants to Purchaser that:

(a) Organization. The Company is a limited liability company duly organized and validly existing under the laws of the State of Delaware.

(b) Authorization; No Breach. The execution, delivery and performance of this Agreement have been duly authorized by the Company. The execution, delivery and performance of this Agreement and the consummation of the transactions provided for herein will not result in the breach of any of the terms and provisions of, or constitute a default under, or conflict with, or cause any acceleration of any other obligation of the Company.

(c) Capital of the Company. As of the date hereof, the outstanding equity interests of the Company consist of 4,274,286 Class A Common Units, all of which were purchased for $101.22 per Unit, and 427,643 Class B Common Units, including the Purchased Units issued pursuant to this Agreement. The Company shall not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its equity interests or any warrants, options or other rights to acquire its equity interests, except pursuant to the LLC Agreement, the Unitholders Agreement, Section 9 of this Agreement and any other Class A Unit Purchase Agreement executed by the Company on the date hereof. All of the Company’s outstanding Common Units, including the Purchased Units issued hereunder, shall be validly issued.

6. Purchaser’s Representations and Warranties. In connection with the purchase and sale of the Purchased Units hereunder, Purchaser hereby represents and warrants to the Company that:

(a) Purchaser’s Investment Representations. Purchaser hereby represents that he, she or it is acquiring the Purchased Units to be acquired by him, her or it hereunder for his, her or its own account with the present intention of holding such securities for investment purposes and that he, she or it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws. Purchaser acknowledges that the Purchased Units have not been registered under the Securities Act or applicable state securities laws and that the Purchased Units will be issued to Purchaser in reliance on exemptions from the registration requirements of the Securities Act and applicable state statutes and in reliance on Purchaser’s representations and agreements contained herein, in the LLC Agreement and in the Unitholders Agreement.

(b) No Conflict. The execution, delivery and performance by Purchaser of this Agreement and the consummation of the transactions contemplated hereby, do not and will not (with or without the giving of notice, the lapse of time, or both) result in a violation or breach of, conflict with, cause increased liability or fees, or require approval, consent or authorization under (i) any Legal Requirements applicable to Purchaser or (ii) any contract to which Purchaser is a party or by which Purchaser or any of its properties or assets may be bound or affected.

(c) Other Representations and Warranties of Purchaser. Purchaser hereby further represents and warrants to the Company that:

(i) Purchaser is an officer or employee of Yankee Candle;

(ii) Purchaser acknowledges that this Agreement has been executed and delivered, and the Purchased Units have been sold hereunder, in connection with and as a part of the compensation and incentive arrangements between the Company and Purchaser;

(iii) Purchaser has had an opportunity to ask questions and receive answers concerning the terms and conditions of the Purchased Units to be acquired by him, her or it hereunder and has had full access to such other information concerning the Company (including access to the LLC Agreement and the Unitholders Agreement) as Purchaser may have requested in making his, her or its decision to invest in the Purchased Units being issued hereunder;

(iv) Purchaser has, by reason of his or her business and financial experience and the business and financial experience of those retained by him or her, such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of holding the Purchased Units such that Purchaser is sophisticated as contemplated by Rule 506(b)(2)(ii) under the Securities Act;

(v) Purchaser is able to bear the economic risk and lack of liquidity of an investment in the Company and is able to bear the risk of loss of his, her or its entire investment in the Company, and Purchaser fully understands and agrees that he, she or it may have to bear the economic risk of his, her or its purchase for an indefinite period of time because, among other reasons, the Purchased Units have not been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of certain states or unless an exemption from such registration is available;

(vi) Purchaser acknowledges that the Purchased Units are subject to the restrictions contained in the LLC Agreement and the Unitholders Agreement, and Purchaser has received and reviewed a copy of the LLC Agreement and the Unitholders Agreement;

(vii) Purchaser will not sell or otherwise transfer the Purchased Units without registration under the Securities Act (and any applicable state securities laws) or an exemption therefrom, and provided there exists such a registration or exemption, any transfer of Purchased Units by Purchaser or subsequent holders of the Purchased Units will be in compliance with the provisions of the Unitholders Agreement and the LLC Agreement;

(viii) Purchaser acknowledges that any certificate representing interests issued hereunder shall include the legend(s) set forth in the LLC Agreement and in this Agreement;

(ix) Purchaser has all requisite capacity and authority and all material authorizations necessary to carry out the transactions contemplated by this Agreement; and the execution, delivery and performance of this Agreement and all other agreements contemplated hereby to which Purchaser is a party and the purchase of the Purchased Units hereunder have been duly authorized by Purchaser;

(x) Purchaser has relied on the advice of, or has consulted with, only his, her or its own advisors and the determination of Purchaser to acquire the Purchased Units pursuant to this Agreement has been made by Purchaser independent of any statements or opinions as to the advisability of such acquisition or as to the properties, business, prospects or condition (financial or otherwise) of the Company which may have been made or given by any other equityholder of the Company (including all equityholders acquiring Common Units on the date hereof) or by any agent or employee of such equityholder and independent of the fact that any other Person has decided to become an equityholder of the Company;

(xi) Purchaser is not acquiring the Purchased Units as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, internet publication or similar media or broadcast over television, radio or the internet or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to Purchaser in connection with investments in securities generally;

(xii) Purchaser is a resident of the «State_Category» of «State»;

(xiii) Purchaser acknowledges that neither the issuance of the Purchased Units to Purchaser nor any provision contained in this Agreement shall entitle Purchaser to remain in the employment of the Company and/or any of its Subsidiaries or affect the right of the Company and/or any of its Subsidiaries to terminate Purchaser’s employment at any time; and

(xiv) Purchaser acknowledges that, except as expressly set forth in the LLC Agreement or as required by applicable law, the Company shall have no duty or obligation to disclose to Purchaser, and Purchaser shall have no right to be advised of, any material information regarding the Company and its Subsidiaries.

7. Compensatory Arrangements. This Agreement has been executed and delivered, and the Purchased Units have been issued hereunder, in connection with and as a part of the compensation and incentive arrangements between the Company and Purchaser, and pursuant and subject to the provisions of the Company’s 2007 Incentive Equity Plan.

8. Holdback. In connection with any underwritten public offering of the Company’s, any successor corporation of the Company’s or Yankee Holding’s equity securities, Purchaser agrees to enter into any holdback, lockup or similar agreement requested by the underwriters managing such registered public offering, provided that MDCP and, if applicable, its Affiliates shall enter into a holdback, lockup or similar agreement on terms no less restrictive than those imposed on Purchaser.

9. Put Option.

(a) If, at any time prior to the second anniversary of the date of this Agreement, Purchaser is terminated by the Company or any of its Subsidiaries without Cause or Purchaser resigns for Good Reason (a “Termination”), Purchaser may elect to require the Company to repurchase all, but not less than all, of the Purchased Units pursuant to the terms and conditions set forth in this Section 9 (the “Put Option”).

(b) If Purchaser exercises the Put Option, the purchase price for each Purchased Unit shall be the Original Cost for such Purchased Unit.

(c) Purchaser may elect to cause the Company to purchase all, but not less than all, of the Purchased Units by delivering written notice (the “Put Notice”) to the Company and MDCP during the 30 day period following the date of the Termination (it being understood and agreed that the Put Option shall expire and no longer be exercisable if Purchaser does not deliver a Put Notice to the Company within 30 days following the Termination).

(d) MDCP may elect to purchase any number of the Purchased Units by delivering written notice to the Company within 30 days after receipt of the Put Notice from Purchaser. If for any reason MDCP does not elect to purchase all of the Purchased Units, the Company shall purchase all remaining Purchased Units. As soon as practicable, and in any event within 30 days after the expiration of such 30-day period, the Company shall notify Purchaser and any other holder(s) of Purchased Units as to the number of Purchased Units being purchased from Purchaser by each of MDCP and the Company (the “Repurchase Notice”).

(e) The closing of the purchase of the Purchased Units shall take place on the date designated in the Repurchase Notice, which date shall not be more than 120 days after the Termination Date. Each of the Company and MDCP shall pay for the Purchased Units that each of the Company and MDCP, as applicable, are to purchase pursuant to the Put Option by delivery of a check or wire transfer of funds in an amount equal to the Company’s and MDCP’s, as applicable, portion of the purchase price for such Purchased Units. In addition, the Company and MDCP may pay the purchase price for such Purchased Units by offsetting amounts outstanding under any indebtedness or obligations owed by Purchaser to the Company or any of its Subsidiaries or MDCP. MDCP and the Company shall be entitled to receive customary representations and warranties from the Purchaser (and any other holder(s) of Purchased Units, as applicable) regarding such sale of Purchased Units (including representations and warranties regarding good title to such Purchased Units, free and clear of any liens or encumbrances).

(f) Notwithstanding anything to the contrary contained in this Agreement, all purchases of Purchased Units by the Company pursuant to the Put Option shall be subject to applicable restrictions contained in the Delaware Limited Liability Company Act and in the Company’s and its Subsidiaries’ debt and equity financing agreements. If (i) any such restrictions prohibit the purchase of Purchased Units which the Company is required to make or (ii) the Company determines in its sole discretion that, as a result of limitations contained in the Company’s and its Subsidiaries’ debt and equity financing agreements, consummating the purchase of the Purchased Units hereunder would interfere with the Company’s consummation of any other current or expected purchases of Common Units from any current or former director, officer, employee or consultant of the Company or its Subsidiaries, then the Company shall deliver written notice to Purchaser (a “Notice of Postponement”) that the time periods provided in this Section 9 shall be suspended, and the Company may make such purchases at the applicable purchase price therefor, plus interest thereon calculated from the last day such Purchased Units were eligible for repurchase pursuant to Section 9(e) until the date of repurchase at a rate per annum equal to the then applicable federal rate as published by the Internal Revenue Service pursuant to Section 1274(d) of Internal Revenue Code, as soon as it is permitted to do so under such restrictions. If the Company delivers a Notice of Postponement pursuant to this Section 9(f), then Purchaser shall have the right to withdraw his or her Put Notice and cancel the exercise of Purchaser’s Put Option by delivering written notice of the same to the Company within 30 days following the delivery of the Notice of Postponement; provided that, if Purchaser so elects to withdraw Purchaser’s Put Notice, Purchaser shall not be entitled to deliver another Put Notice or otherwise exercise any Put Option thereafter.

10. Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below:

“Affiliate” has the meaning set forth in the LLC Agreement.

“Agreement” has the meaning set forth in the preamble.

“Board” has the meaning set forth in the LLC Agreement.

“Cause” shall mean one or more of the following: (i) the commission, indictment or conviction of a felony or the commission of an act involving dishonesty or fraud with respect to the Company or any of its Affiliates or any of their respective customers or suppliers, (ii) reporting to work under the influence of alcohol or illegal drugs, the use of illegal drugs (whether or not at the workplace) or other repeated conduct causing the Company or any of its Affiliates substantial public disgrace or substantial economic harm, (iii) substantial and repeated failure to perform duties as reasonably directed by the Board, after providing such holder with 30 days written notice and a reasonable opportunity to remedy such failure, (iv) an affirmative act aiding a competitor of the Company or its Affiliates which causes a material detriment to the Company or its Affiliates, or (v) theft or misappropriation of property of the Company or its Affiliates; provided that, in each case, if Purchaser is party to an Executive Severance Agreement with Yankee Candle, the definition of “Cause” set forth therein shall control.

“Common Units” shall mean the Company’s Class A Common Units and Class B Common Units and any other securities into which such Common Units are exchanged or converted.

“Good Reason” shall mean one or more of the following: (i) the Company reduces such Purchaser’s responsibilities materially inconsistent with Purchaser’s position held as of the date of this Agreement or (ii) the Company changes Purchaser’s principal place of employment to a location more than 75 miles from Purchaser’s principal place of employment as of the date of this Agreement, in the case of each of clause (i) and (ii), which is not agreed to by Purchaser; provided that written notice of Purchaser’s resignation for Good Reason must be delivered to the Company within 30 days after the occurrence of any such event in order for such Purchaser’s resignation with Good Reason to be effective for purposes of this Agreement; provided that, in each case, if Purchaser is party to an Executive Severance Agreement with Yankee Candle, the definition of “Good Reason” set forth therein shall control.

“Legal Requirement” shall mean any law, treaty, statute, code, ordinance, decree, administrative order, constitution, permit, directive, policy, standard, rule, building, zoning, subdivision, health and safety and other land use laws, regulation, or requirement of any government entity and all judicial, quasi-judicial, administrative, quasi-administrative and arbitral judgments, orders (including injunctions) decisions or awards of any government entity, including general principles of common law, civil law and equity, in each case having the force of law and binding on Purchaser, any property or his assets.

“LLC Agreement” has the meaning set forth in Section 2.

“MDCP” means, collectively, Madison Dearborn Capital Partners V-A, L.P., a Delaware limited partnership, Madison Dearborn Capital Partners V-C, L.P., a Delaware limited partnership, and Madison Dearborn Partners V Executive-A, L.P., a Delaware limited partnership.

“Merger” shall mean the merger of Merger Sub into Yankee Candle, as contemplated by that certain Agreement and Plan of Merger dated October 24, 2006 among the Company, Merger Sub and Yankee Candle.

“Merger Sub” means Yankee Acquisition Corp., a Massachusetts corporation.

“Original Cost” means $101.22 per Class A Common Unit.

“Purchaser” has the meaning set forth in the preamble.

“Purchased Units” has the meaning set forth in Section 1.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means any corporation or limited liability company of which the Company owns securities having a majority of the ordinary voting power in electing the board of directors or managers directly or through one or more subsidiaries.

“Unitholders Agreement” has the meaning set forth in Section 2.

“Yankee Candle” means The Yankee Candle Company, Inc., a Massachusetts corporation and indirect, wholly-owned Subsidiary of the Company.

“Yankee Holding” means Yankee Holding Corp., a Delaware corporation and direct, wholly-owned Subsidiary of the Company.

11. Miscellaneous.

(a) Transfers in Violation of Agreement. Any transfer or attempted transfer of any Purchased Units in violation of any provision of this Agreement, the LLC Agreement or the Unitholders Agreement shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of such Purchased Units as the owner of such Purchased Units for any purpose.

(b) Legend. If the Purchased Units are certificated, each certificate evidencing Purchased Units shall be stamped or otherwise imprinted with the legend set forth in Section 12.8 of the LLC Agreement.

(c) Irrevocability: Binding Effect on Successors and Assigns. Purchaser hereby acknowledges and agrees that, except as provided under applicable federal and state securities laws, the purchase hereunder is irrevocable, that Purchaser is not entitled to cancel, terminate or revoke this Agreement or any agreements of Purchaser hereunder, and that this Agreement and such other agreements shall survive the death or disability of Purchaser and shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors, legal representatives and assigns. If Purchaser is more than one person, the obligations of Purchaser hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his, her or its heirs, executors, administrators, successors, legal representatives, and assigns.

(d) Survival of Covenants, Representations and Warranties. All covenants, representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(e) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(f) Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(g) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

(h) Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

(i) No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

(j) Governing Law. The limited liability company law of the State of Delaware shall govern all questions concerning the relative rights of the Company and its interestholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits hereto shall be governed by the internal law, and not the law of conflicts, of the State of Delaware.

(k) WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

(l) Remedies. Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

(m) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, Purchaser and MDCP.

(n) Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company’s chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

(o) Third-Party Beneficiary. The Company and Purchaser acknowledge that MDCP is an express third-party beneficiary under this Agreement and as such will inure to the benefit of MDCP and be enforceable by MDCP and its respective successors and assigns.

(p) Notices. Any notice provided for in this Agreement must be in writing and must be personally delivered, sent by telecopy with original to follow by overnight courier service, by first class mail (postage prepaid and return receipt requested) or reputable overnight courier service (charges prepaid) to the recipient at the addresses indicated below:

Notices to the Company:

YCC Holdings LLC
c/o The Yankee Candle Company, Inc.
16 Yankee Candle Way
South Deerfield, MA 01373
Attention:	General Counsel
Facsimile:	(413) 665-9147

with copies to (which shall not constitute notice):

Madison Dearborn Partners
Three First National Plaza
38th Floor
Chicago, Illinois 60602
Attention:	Robin P. Selati
George Peinado
Facsimile:	312-895-1056

Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, IL 60601
Facsimile:	(312) 861-2200
Attention:	Edward T. Swan, P.C.
Michael D. Paley

Notices to MDCP:

Madison Dearborn Capital Partners
Three First National Plaza
38th Floor
Chicago, Illinois 60602
Facsimile:	(312) 895-1056
Attention:	Robin P. Selati
George Peinado

with copies to (which shall not constitute notice):

Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, IL 60601
Facsimile:	(312) 861-2200
Attention:	Edward T. Swan, P.C.
Michael D. Paley

Notices to Purchaser:

«Name»
«Address_1»
«City», «State» «Zip_Code»

or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered or, if sent by telecopy the day of receipt, or if mailed, three days after deposit in the U.S. mail (return receipt requested) and one day after deposit with a reputable overnight courier service.

*    *    *    *    *

IN WITNESS WHEREOF, the parties hereto have executed this Unit Purchase Agreement on the date first written above.

YCC HOLDINGS LLC

By:
Name:
Its:

«Name»

Schedule A

Purchaser Name	Number of Class A Common Units	Price Per Class A Common Unit	Total Purchase Price
«Name»	«Class_A_Units»	$101.22	$«Class_A_Price»

B-1